LOCK-UP AGREEMENT

THIS LOCK-UP AGREEMENT (this “Agreement”) is dated as of [        ], 2009, by and between the shareholder set forth on the signature page to this Agreement (the “Holder”) and China Holdings Acquisition Corp., a Delaware corporation, or its successor company (“China Holdings”).  Capitalized terms used and not otherwise defined herein that are defined in the Stock Purchase Agreement (as defined below) will have the meanings given such terms in the Stock Purchase Agreement.

BACKGROUND

A.          China Holdings has entered into that certain Stock Purchase Agreement dated August 19, 2009 (the “Stock Purchase Agreement”), by and among China Holdings, Jinjiang Hengda Ceramics Co., Ltd., a Chinese enterprise (“Hengda”), Success Winner Limited (“Success”), the owner of 100% of the equity interests of Stand Best Creation Limited, which owns 100% of the equity interests of Hengda, and Mr. Wong Kung Tok (the “Seller”), the owner of 100% of the equity interests of Success. The Seller owns all of the issued and outstanding securities of Success.  Pursuant to the Stock Purchase Agreement, a wholly-owned subsidiary of China Holdings, China Ceramics Co., Ltd., a British Virgin Islands company (“Purchaser”) will acquire all of the outstanding securities of Success, and following such acquisition, China Holdings will merge with and into the Purchaser.

B.           The Holder owns [           ] shares of the China Holdings’ common stock (“Common Stock”) which the Company and the Holder have agreed will lock-up for one year.

AGREEMENT

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, agree as follows:

1.           Representations and Warranties.  Each of the parties hereto, by their respective execution and delivery of this Agreement, hereby represents and warrants to the others and to all third party beneficiaries of this Agreement that (a) such party has the full right, capacity and authority to enter into, deliver and perform its respective obligations under this Agreement, (b) this Agreement has been duly executed and delivered by such party and is the binding and enforceable obligation of such party, enforceable against such party in accordance with the terms of this Agreement, and (c) the execution, delivery and performance of such party’s obligations under this Agreement will not conflict with or breach the terms of any other agreement, contract, commitment or understanding to which such party is a party or to which the assets or securities of such party are bound.

The Holder has independently evaluated the merits of its decision to enter into and deliver this Agreement, and such Holder confirms that it has not relied on the advice of China Holdings, China Holdings’s legal counsel, Hengda, Hengda’s legal counsel, or any other person.

Founders Lock-Up

2.           Beneficial Ownership.  The Holder hereby represents and warrants that it does not beneficially own, directly or through its nominees (as determined in accordance with Section 13(d) of the Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder) any shares of Common Stock, or any economic interest therein or derivative therefrom, other than those shares of Common Stock specified on the signature page hereto.  For purposes of this Agreement, the number of shares of Common Stock beneficially owned by such Holder as specified on the signature hereto, plus any number of shares of Common Stock acquired during the Lock-Up Period (as defined below), are collectively referred to as the “Lock-up Shares.”

3.           Lock-Up.

(a)          During the Lock-up Period (as defined below), the Holder irrevocably agrees that it will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any of the Lock-up Shares (including any securities convertible into, or exchangeable for, or representing the rights to receive, Lock-up Shares), enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of such Lock-up Shares, whether any of these transactions are to be settled by delivery of any such Lock-up Shares, in cash or otherwise, publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement, or engage in any Short Sales (as defined below) with respect to any security of China Holdings.

(b)          In furtherance of the foregoing, China Holdings will (i) place an irrevocable stop order on all Lock-up Shares, including those which are covered by a registration statement, and (ii) notify China Holdings’ transfer agent in writing of the stop order and the restrictions on such Lock-up Shares under this Agreement and direct China Holdings’ transfer agent not to process any attempts by the Holder to resell or transfer any Lock-up Shares, except in compliance with this Agreement.

(c)          For purposes hereof, “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers.

(d)          For purpose of this agreement, “Lock-up Period” means a period of 12 months from the Closing Date (as defined in the Stock Purchase Agreement).

4.            Registration Rights. China Holdings hereby acknowledges that the Holder entered into a Registration Rights Agreement in connection with China Holdings’ initial public offering and will abide the terms of such Registration Rights Agreement.

5.           No Additional Fees/Payment.  Other than the consideration specifically referenced herein, the parties hereto agree that no fee, payment or additional consideration in any form has been or will be paid to the Holder in connection with this Agreement.

6.           Notices.  Any notices required or permitted to be sent hereunder shall be delivered personally or by courier service to the following addresses, or such other address as any party hereto designates by written notice to the other party.  Provided, however, a transmission per telefax or email shall be sufficient and shall be deemed to be properly served when the telefax or email is received if the signed original notice is received by the recipient within three (3) calendar days thereafter.

(a)	If to China Holdings:

1000 N. West Street, Suite 1200
Wilmington, DE 19801
Attn: Paul K. Kelly

With a copy (which shall not constitute notice) to:

Loeb & Loeb LLP
345 Park Ave.
New York, NY 10154
USA
Attn: Mitchell Nussbaum

(b)	If to Holder:

[Name]
[Adddress]
Attn: [                ]

or to such other address as any party may have furnished to the others in writing in accordance herewith.

7.           Enumeration and Headings.  The enumeration and headings contained in this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

8.           Counterparts.  This Agreement may be executed in facsimile and in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all of which shall together constitute one and the same agreement.

9.           Successors and Assigns.  This Agreement and the terms, covenants, provisions and conditions hereof shall be binding upon, and shall inure to the benefit of, the respective heirs, successors and assigns of the parties hereto.  Without limiting the generality of the foregoing, it is being specifically understood that China Holdings will acquire all of the outstanding securities of Hengda and following such acquisition, China Holdings will merge with and into the Purchaser. The Holder hereby acknowledges and agrees that this Agreement is entered into for the benefit of and is enforceable by China Holdings and its successors and assigns.

10.         Severability.  If any provision of this Agreement is held to be invalid or unenforceable for any reason, such provision will be conformed to prevailing law rather than voided, if possible, in order to achieve the intent of the parties and, in any event, the remaining provisions of this Agreement shall remain in full force and effect and shall be binding upon the parties hereto.

11.         Amendment.  This Agreement may be amended or modified by written agreement executed by each of the parties hereto.

12.         Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

13.         No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

14.         Dispute Resolution.  Section 12.1 of the Stock Purchase Agreement, regarding arbitration of disputes, is incorporated by reference herein to apply with full force to any disputes arising under this Agreement.

15.         Governing Law.  The terms and provisions of this Agreement shall be construed in accordance with the laws of the State of New York.

16.         Controlling Agreement.  To the extent the terms of this Agreement (as amended, supplemented, restated or otherwise modified from time to time) directly conflicts with a provision in the Stock Purchase Agreement, the terms of this Agreement shall control.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Lock-Up Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

CHINA HOLDINGS ACQUISITION CORP.

By:
Name: Paul K. Kelly
Title: Chairman and Chief Executive Officer

Name: [ ]

LOCK-UP SHARES:

shares

Founders Lock-Up